SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant                     [X]  File Nos.: 811-4062/2-92136
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  Confidential, for use of the
                                                 Commission
[X]  Definitive Proxy Statement                  the Commission only (as permit-
[ ]  Definitive Additional Materials                 ted) by Rule 14a-6(e)
[ ]  Soliciting Material Pursuant to $240.14a-11(c) or $240-14a-12

                                 GAM Funds, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)      Title of each class of securities to which transaction applies:
     --------------------------------------------------------------------------
     (2)      Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     --------------------------------------------------------------------------
     (4)      Proposed maximum aggregate value of transaction:
     --------------------------------------------------------------------------
     (5)      Total fee paid:
     --------------------------------------------------------------------------

[X]  Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rules 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
- -------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
- -------------------------------------------------------------------------------
(3)  Filing Party:
- -------------------------------------------------------------------------------
(4)  Date Filed:
- -------------------------------------------------------------------------------

                                 GAM FUNDS, INC.

                NOTICE OF SPECIAL MEETING OF CLASS A SHAREHOLDERS
                          TO BE HELD ON OCTOBER 1, 1996
                          -----------------------------

TO THE SHAREHOLDERS OF GAM FUNDS, INC.:

A Special Meeting of the Class A Shareholders (the "Meeting") of GAM Funds, Inc. (the "Fund"), a Maryland corporation, will be held at 135 East 57th Street, 25th Floor, New York, NY 10022 on October 1, 1996 at 10:00 a.m., for the following purposes:

1. To consider approval of a plan of distribution for the Class A shares of the Fund (the "Distribution Plan" or "Plan"), providing for payments by each Series of the Fund at a maximum annual rate of 0.30% of the average daily net assets of Class A shares of such Series; and

2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors of the Fund has fixed the close of business on July 31, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors. Each shareholder who does not expect to attend in person is requested to complete, date, sign and promptly return the enclosed form of proxy.

                                                By Order of the Directors,


                                                Lisa M. Hurley
                                                SECRETARY


New York, New York
August 15, 1996


                    THE BOARD OF DIRECTORS OF GAM FUNDS, INC.
                  RECOMMENDS APPROVAL OF THE DISTRIBUTION PLAN.

  ----------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN AND DATE IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO SAVE GAM FUNDS, INC. ANY ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH ON THE FOLLOWING PAGE. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE FUND AT ANY TIME BEFORE THE PROXY IS EXERCISED, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly. IN ALL INSTANCES, PLEASE REMEMBER TO DATE THE PROXY CARD BEFORE MAILING IT BACK TO THE FUND.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: When signing in a representative capacity, indicate the capacity of the individual signing the proxy card, unless it is reflected in the form of registration. For example:

  REGISTRATION                                         VALID SIGNATURE
  ------------                                         ---------------
  CORPORATE ACCOUNTS

  (1) ABC Corp.                                        John Doe, Treasurer
  (2) ABC Corp.
          c/o John Doe, Treasurer                      John Doe
  (3) ABC Corp. Profit Sharing Plan                    John Doe, Trustee

  TRUST ACCOUNTS
  (1) ABC Trust                                        Jane B. Doe, Trustee
  (2) Jane B. Doe, Trustee
           u/t/d 12/28/78                              Jane B. Doe

  CUSTODIAL OR ESTATE ACCOUNTS
    (1) John B. Smith, Cust.
             f/b/o John B. Smith, Jr. UGMA             John B. Smith
    (2) Estate of John B. Smith                        John B. Smith, Jr.,
                                                            Executor

                                 GAM FUNDS, INC.
                              135 EAST 57th STREET
                            NEW YORK, NEW YORK 10022

                                 PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished to the Class A shareholders of each Series of GAM Funds, Inc. (the "Fund") in connection with the solicitation of proxies by the Board of Directors of the Fund for the Special Meeting to be held on October 1, 1996 at 10:00 a.m., or any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Meeting will be held at the offices of the Fund located at 135 East 57th Street, 25th Floor, New York, NY 10022. It is anticipated that the first mailing to Class A shareholders of proxies and proxy statements will be on or about August 23, 1996.

The Fund currently offers shares of eight series (each, a "Series"): GAM International Fund, GAM Global Fund, GAM Pacific Basin Fund, GAM Europe Fund, GAM North America Fund, GAM Japan Capital Fund, GAM Asian Capital Fund, and GAMerica Capital Fund. Each of the GAM International Fund, GAM Global Fund and GAM Pacific Basin Fund Series also offers Class D shares. No matters relating to the Class D shares will be presented at the Meeting. The within Proposal submitted for approval by the Class A shareholders of the Fund is the same for each Series; however, each Series must separately approve the proposal. Approval of the Distribution Plan requires the affirmative vote of the holders of a majority of the outstanding Class A shares of each Series as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). A majority of the outstanding Class A shares of each Series for this purpose (a "1940 Act Majority") shall be the affirmative vote of the holders of (i) 67% or more of the Class A shares of each Series present and entitled to vote at the Meeting, provided the holders of more than 50% of the outstanding Class A shares of the Series are present or represented by proxy; or (ii) more than 50% of the outstanding Class A shares of each Series, whichever is less. Implementation of the Plan by any one Series would not be conditioned on receipt of shareholder approval by any other Series. Each share is entitled to one vote and any fractional share is entitled to a fractional vote. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. UNLESS INSTRUCTIONS TO THE CONTRARY ARE MARKED THEREON, A PROXY WILL BE VOTED FOR THE MATTERS LISTED ON THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND FOR ANY OTHER MATTERS DEEMED APPROPRIATE.

The holders of a majority of the Class A shares outstanding at the close of business on the record date present in person or represented by proxy will constitute a quorum for the Meeting of each Series. For purposes of determining the presence of a quorum for transacting business at the meeting, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstention and broker "non-votes" will have the effect of a "no" vote for the purposes of obtaining the requisite approval of each proposal.

Any shareholder who has returned a signed proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her shares in person or by submitting a letter of revocation to the Secretary of the Fund or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature and purposes of the proposals that are the subject of the Meeting, the percentage of votes actually cast and what percentage were negative votes, the nature of any further solicitation, and whether adjournment is in the best interest of the shareholders. Any adjournment will require the affirmative vote of a majority of those Class A shares represented at the Meeting in person or by proxy.

The Board of Directors of the Fund (the "Board") has fixed the close of business on July 31, 1996 as the record date (the "Record Date") for the determination of Class A shareholders of the Fund entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the following shares of common stock were issued and outstanding:

         Name of Fund                                 Class A Shares
         ------------                                 Outstanding on 7/31/96
                                                      ----------------------
         GAM International Fund                       42,909,439.091
         GAM Global Fund                               1,350,068.095
         GAM Pacific Basin Fund                        4,189,362.056
         GAM Europe Fund                               2,575,204.822
         GAM North America Fund                          396,877.301
         GAM Japan Capital Fund                        3,758,150.367
         GAMerica Capital Fund                           188,627.789
         GAM Asian Capital Fund                          733,226.400
                                                      --------------
         TOTAL SHARES                                 56,100,955.921

Proxy cards will be sent to each shareholder who is a record owner of Fund shares. It is essential that shareholders complete, date and sign the enclosed proxy card. In order that a shareholder's shares may be represented at the Meeting, shareholders must allow sufficient time for their proxy to be received on or before the close of business September 30, 1996.


The cost of the Meeting, including the cost of preparing and distributing the proxy statement to shareholders and the cost of soliciting proxies, including printing, postage and telephone, will be paid by the Fund. Proxy material will also be distributed through brokers, custodians, agents and nominees to beneficial owners, and the Fund will reimburse such parties for reasonable charges and expenses. Proxy solicitations will be made primarily by mail and expedited service, but also may be made in person or by telephone or other electronic means of communication by officers or Directors of the Fund, or their agents, on behalf of the Board of Directors of the Fund, expenses of which may be charged to the Fund. The Fund has also engaged Shareholder Communications Corporation ("SCC"), an independent proxy solicitation firm, which, for its services, will receive a fee of $10,000 from the Fund, plus expenses. SCC may call shareholders to ask if they would be willing to authorize SCC to execute a proxy on their behalf, authorizing the voting of their shares in accordance with the instructions given over the telephone by the shareholders. SCC has implemented procedures designed to authenticate the shareholder's identity by, among other things, asking the shareholder to provide his or her social security number (in the case of an individual) or taxpayer identification number (in the case of an entity). The shareholder's instructions will be implemented in a proxy executed by SCC or its agent and a confirmation will be sent to the shareholder to ensure that the vote has been authorized in accordance with the shareholder's instructions. Although a shareholder's vote may be solicited and cast in this manner, each shareholder will receive a copy of this Proxy Statement and may vote by mail or by fax using the enclosed proxy card. The aggregate cost of solicitation of all Class A shareholders for purposes of the Special Meeting, including costs associated with SCC, is estimated to be $90,000. These expenses will be allocated among the Series in the same proportion which the net assets of the Series bears to the net assets of the Fund.



The Annual Report of the Fund, containing audited financial statements for the Fund's fiscal year ended December 31, 1995, has previously been furnished to shareholders. Shareholders will be mailed a copy of the Fund's Annual Report and most recent succeeding Semi-Annual Report, free of charge, within three days of receipt of a request in writing to the Fund, 135 East 57th Street, 25th Floor, New York, NY l0022, attention Mutual Funds, or by calling (800) 426-4685, option 1.

                                  PROPOSAL ONE
                                  ------------

CONSIDERATION OF APPROVAL OF A PLAN OF DISTRIBUTION FOR THE CLASS A SHARES OF EACH SERIES OF THE FUND PURSUANT TO RULE 12b-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

BACKGROUND

At a Board meeting held on July 24, 1996, the Board of Directors of the Fund and representatives of GAM Services, Inc., the Fund's distributor (the "Distributor"), discussed sales and redemption trends of each Series of the Fund, distribution methods used by the Fund, and particular issues related to the distribution of the shares of each Series in light of the long-term objectives for the Fund and its shareholders. In this context, the Distributor proposed that the Fund and each Series adopt a plan of distribution for the Class A shares (the "Plan"). Based upon a number of considerations discussed in greater detail below, the Board, including all members who are not "interested persons" of the Fund, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ("Independent Directors"), voting separately, unanimously approved the Plan for the Fund's Class A shares and determined to recommend it for approval by the Class A shareholders. The form of the Plan is attached as Exhibit A and described in detail below.

NATURE AND PURPOSE OF ACTION REQUESTED  TO BE TAKEN BY SHAREHOLDERS

Rule 12b-1 (the "Rule") under the 1940 Act, which governs the adoption of distribution plans, provides in substance that a registered open-end investment company such as the Fund may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of its shares except pursuant to a written plan containing certain provisions that has been approved by the Board of Directors and shareholders. As set forth below, the Directors determined that there was a reasonable likelihood that the Plan would benefit Class A shareholders. Accordingly, the Class A shareholders are being asked to approve the Plan based upon the Board's determination, the basis for which is described under "Factors Considered by the Board of Directors and its Conclusions."

In support of its request that the Board of Directors consider adoption of the Plan, the Distributor made the following observations in support of the proposal:

     -Asset growth of the Fund is critical to its long term viability and successful management of its investment portfolios.

     -Recent trends in sales and redemptions and the effects of difficult market cycles that impacted performance evidenced the need to more effectively market the Fund and provide incentives to retain assets in the Fund.

     -That while the industry had evolved over the years toward a fee-based means of compensating brokers and other intermediaries, the Fund's pricing structure had remained static, leaving it at a competitive disadvantage to virtually its entire competitive universe.

     -Although  the  Fund  had  successfully   established   itself  in  several
      distribution channels, it had failed to penetrate the retail sales-assisted market, which represents by far the greatest market share. Because the Fund had not aggressively pursued this channel, the Distributor stressed the need to make the necessary modifications to its pricing structure in order to ensure that it can compete in that particular market.

The Board, after consideration of numerous factors, concluded that the establishment of the Plan could address some of the issues facing the Fund. The Board noted that the expense ratios of the Fund would be impacted by the Plan, but concluded that the additional expense of the Plan to the Fund was reasonable in light of the anticipated benefits to the Fund and its Class A shareholders.

THE PLAN

Under the Plan, the Fund will pay each month to the Distributor 0.30% on an annual basis of the average daily net assets of the Class A shares of each Series of the Fund. The Distributor intends to pay up to 0.25% of the average net assets of the Class A shares of each Series as fees to broker-dealers and other intermediaries who provide certain services of value to the Fund's Class A shareholders, as more fully described below ("Service Fees"). In addition to the Service Fees, the Distributor is permitted to utilize the fees it will receive under the Plan for any other activity intended to result in the sale of Fund shares. Other expenses might include: (i) commissions to sales personnel for selling Class A shares of the Fund; (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) reimbursement of expenses of broker-dealers and other financial institutions which have entered into selling agreements with the Distributor relating to selling and servicing efforts or organizing and conducting sales seminars; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to the Class A shares of the Fund; (v) the costs of preparing and distributing promotional materials relating to Class A shares; (vi) the cost of printing the Funds' prospectus and statement of additional information for distribution to potential Class A shareholders; (vii) the Distributor's costs of providing services to Class A shareholders, including assistance in connection with inquiries related to shareholder accounts; and (viii) such other similar services or activities that the Board of Directors of the Fund determines are reasonably calculated to result in the sale of Class A shares of the Fund.

The Service Fees intended to be paid to broker-dealers and other intermediaries are designed to compensate those parties who may be called upon to provide certain shareholder related services. These services include, among others, answering inquiries or providing information about the

Fund, including review of current performance and other developments, offering assistance with enrollment in special investment plans of the Fund, and assisting shareholders with account matters such as account registration, and questions relating to shareholder statements, records, purchase and redemption order processing, and distribution elections.


The Distributor intends to pay Service Fees to all broker-dealers and other intermediaries maintaining investor accounts in the Fund who provide such services. The Distributor will collect Service Fees on its own behalf where it has been designated the broker of record. In return for this compensation, the Distributor shall provide a comparable level and quality of services as those provided by other broker-dealers and intermediaries receiving Service Fees. These amounts will be in addition to any portion of the fee that the Distributor may otherwise retain to cover other distribution-related expenses. The Distributor does not contemplate retaining any more than 0.05% of average net assets annually to cover these other expenses.


While the Plan is in effect, the Treasurer of the Fund shall provide a written report to the Fund's Board of Directors at least quarterly for its review as to the amount of all payments made pursuant to the Plan and the purposes for which the payments were made. The Plan further provides that while it is in effect, the selection and nomination of new Independent Directors of the Fund will be committed to the discretion of the Independent Directors.

If approved, the Plan (unless terminated as provided therein) shall continue in effect for one year from its effective date and from year to year thereafter, but only if the continuance is specifically approved at least annually by the Fund's Board of Directors (including a majority of its Independent Directors) by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time with respect to a Series by vote of a majority of the Independent Directors or by a 1940 Act Majority of the Class A shares of the Series, and will terminate automatically in the event of its assignment, as that term is defined in the 1940 Act. The Plan may not be amended to increase materially the amount of payments to be made thereunder, unless the amendment is approved by a 1940 Act Majority of the Class A shareholders of each Series, and all material amendments to the Plan must be approved by the Board of Directors, including a majority of the Independent Directors, cast at a meeting called for that purpose.

IMPACT ON FUND EXPENSE RATIOS


If approved by shareholders, the Plan would have the effect of increasing the Fund's Class A share expenses from what they otherwise would be, but by no more that 0.30% per annum of average daily net assets. However, should the Plan result in increased Fund assets, the expense ratios of all the Series are expected to decline over time as the fixed costs of these Series are absorbed by an increasing asset base. Those Series with the least assets are expected to benefit the most in this regard, such that with significant asset growth their expense ratios could drop to a level below the current ratios, which do not include the expense of the Plan. The table below sets forth the current fees for each Series of the Fund (at June 30, 1996) and the pro-forma fees after giving effect to the Plan, followed by examples of what an investor would pay in each case.

                              COMPARATIVE FEE TABLE
                         ANNUAL FUND OPERATING EXPENSES
                     (AS A PERCENTAGE OF AVERAGE NET ASSETS)

- -----------------------------------------------------------------------------------------------------------------------
                                                                                    PACIFIC
                                       INTERNATIONAL           GLOBAL                BASIN                EUROPE
                                      Current   Pro-Forma   Current Pro-Forma   Current    Pro-Forma Current    Pro-Forma

   Management Fees                      1.00%     1.00%      1.00%     1.00%      1.00%      1.00%     1.00%      1.00%

   Rule 12b-1 Fees                         0%     0.30%         0%     0.30%         0%      0.30%        0%      0.30%

   Other Expenses                       0.46%     0.46%      1.25%     1.25%      0.53%      0.53%     0.76%      0.76%

   Total Fund Operating Expenses        1.46%     1.76%      2.25%     2.55%      1.53%      1.83%     1.76%      2.06%
                                        ====      ====       ====      ====       ====       ====      ====       ====
- -----------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------
                                           NORTH                JAPAN               GAMERICA               ASIAN
                                          AMERICA              CAPITAL              CAPITAL               CAPITAL
                                      Current   Pro-Forma   Current Pro-Forma   Current    Pro-Forma Current    Pro-Forma
   Management Fees (after expense       1.00%     1.00%      1.00%     1.00%         0%         0%     1.00%      1.00%
   reimbursement)1

   Rule 12b-1 Fees                         0%     0.30%         0%     0.30%         0%      0.30%        0%      0.30%

   Other Expenses                       1.61%     1.61%      0.70%     0.70%      5.80%      5.80%     2.67%      2.67%

   Total Fund Operating Expenses        2.61%     2.91%      1.70%     2.00%      5.80%      6.10%     3.67%      3.97%
                                        ====      ====       ====      ====       ====       ====      ====       =====
- ----------
1  The Adviser has agreed to waive up to the entire  amount of its  advisory fee with  respect  to each of the Series in order to comply  with  state  imposed expense limitations.  Currently,  GAMerica Capital Fund is the only Series in which the  Adviser is waiving  its fee.  In the  absence of this fee  waiver, management fees for GAMerica  Capital Fund would be 1.0%,  resulting in total actual  expenses of 6.80% at June 30, 1996,  and  pro-forma  expenses on that date, with the Plan, of 7.10%.

- --------------------------------------------------------------------------------------------------------------------------

EXAMPLES

- ---------------------------------------------------------------------------------------------------------------------------
                                                                                         PACIFIC
                                          INTERNATIONAL            GLOBAL                 BASIN               EUROPE
                                       Current   Pro-Forma   Current  Pro-Forma   Current   Pro-Forma   Current   Pro-Forma
   You would pay the following
   expenses on a $1,000
   investment,  assuming (1) 5%
   annual return and (2)
   redemption at the end of the
   period:

             1 Year                      $ 64       $ 67       $ 72      $ 75       $ 65       $ 68       $ 67       $ 70
             3 Year                      $ 94       $103       $117      $125       $ 96       $105       $103       $111
             5 Year                      $126       $141       $164      $179       $129       $144       $141       $155
            10 Year                      $216       $247       $296      $324       $223       $254       $247       $277
- ---------------------------------------------------------------------------------------------------------------------------



- ----------------------------------------------------------------------------------------------------------------------------

                                              NORTH                JAPAN               GAMERICA              ASIAN
                                             AMERICA              CAPITAL              CAPITAL              CAPITAL
                                       Current   Pro-Forma   Current  Pro-Forma   Current   Pro-Forma   Current   Pro-Forma
   You would pay the following
   expenses on a $1,000
   investment, assuming (1) 5%
   annual return and (2)
   redemption at the end of the
   period:
             1 Year                      $ 75       $ 78       $ 66      $ 69       $105       $108       $ 85       $ 88
             3 Year                      $127       $136       $101      $110       $213       $221       $157       $165
             5 Year                      $182       $196       $138      $152       $320       $332       $230       $243
            10 Year                      $330       $357       $241      $271       $579       $599       $423       $447
- ----------
The purpose of the examples is to help  investors  understand  the various costs and  expenses of  investing  in shares of the Fund.  The table and the  examples should not be  considered  a  representation  of past or future  expenses  since actual  expenses  may be more or less than those shown and the size of each Fund may vary.

- -----------------------------------------------------------------------------------------------------------------------------





FACTORS CONSIDERED BY THE BOARD OF DIRECTORS AND ITS CONCLUSIONS


In considering the Distributor's recommendation that the Plan be adopted on behalf of the Fund and each Series, the overriding consideration was the long-term viability of the Fund in light of current industry pricing trends, and the perceived need to reposition the Fund to provide for new and sustained growth while mitigating the effects of redemptions. In ultimately approving the Plan, the Board placed great importance on the need to overcome competitive issues facing the Fund and their perceived effects on the Fund's operations and growth. The Board then considered the liklihood of the Plan addressing these particular problems and weighed the expense of the Plan to the Fund and each Series against the potential benefits that could accrue to the Fund from the Plan.


The Distributor, in assisting the Board in its analysis of the Plan, provided an overview of the four main distribution channels through which the Fund sells shares: (i) the managed client base of advisers affiliated with the Fund's adviser; (ii) the institutional market, including defined benefit and contribution plans, and 401(k) plans; (iii) clients of broker-dealers and fee-based advisers through wrap fee and other similar programs; and, (iv) sales-assisted retail distribution through broker-dealers and financial planners and consultants. The Distributor explained that the Fund had successfully developed each of these channels other than the retail distribution channel, which represented the broadest part of the industry. The Distributor noted that retail sales-assisted purchases, including those from fee based financial planners, total approximately 45% of industry sales, with institutional representing approximately 28% and retail sales without sales assistance another 27%. Broker-assisted sales of all equity funds on a net basis through May of 1996 were $25 billion; of this amount, sales of shares of the Fund represented only 0.06%. Although the Fund was established as a load product for distribution through and payment to financial intermediaries, a large portion of its sales were occurring outside this channel, representing a significant lost opportunity within the largest market segment of the industry.

The Distributor explained that the Fund's sales trends had developed over the years as a result of the gradual shift in the industry from transaction-based fees (i.e., one-time fees paid at the point of sale or redemption) to fee-based pricing (i.e., asset-based fees or commissions paid over the life of an account). Throughout this evolution, sales loads had been gradually declining, as asset-based fees, such as 12b-1 fees, were instituted. Although the Fund had instituted the D share class to address these trends, the Distributor indicated that the Fund had not changed its original Class A pricing structure over its ten years of operations. And, despite not having changed its pricing, the Fund nevertheless carried a front-end sales load that was lower than most funds in its peer group. This lower commission payment to financial intermediaries selling shares of the Fund, combined with the lack of an ongoing asset-based commission or Service Fee to these distributors, has left the Fund severely disadvantaged against its competitive universe in the view of the Distributor. The Distributor noted that the financial intermediaries on whom the Fund depends for distribution and servicing appear to be turning to competing products that carry more attractive compensation for their services, even when performance may not be comparable. The Distributor also informed the Board that 70% of sales of non-proprietary funds (e.g. those funds which are not sponsored by the selling brokerage or financial service firm) continue to be of funds with traditional "Class A" or front-end load pricing. Moreover, most of those sales are made through the retail distribution network of broker-dealers and financial planners and consultants. The Distributor stressed its belief that bringing the Fund's Class A pricing structure in line with the industry was central to its ability to successfully market shares of the Fund.

It was noted and discussed in this context that the Fund's excellent performance record associated with its larger, long-standing portfolios had served for a period of time to overcome this disadvantage. However, given recent short-term performance results in some of the products, the Funds were not only experiencing a decline in sales, but also increased redemptions. The Board discussed with the Distributor the extent to which the Distributor believed that, through difficult market cycles or in overcoming periods of short-term negative performance, the Plan, and ongoing payments to financial intermediaries thereunder, could serve to stem redemptions. The Distributor pointed to the Fund's Class D shares, which through the same recent performance trends had experienced far fewer redemptions on a relative basis.

The Board then discussed the use of Plan assets in light of these developments to address the Fund's competitive disadvantage. In particular, the Distributor explained that the majority of Plan assets would be paid out to retail brokers and other intermediaries for providing ongoing servicing of shareholder accounts and for rendering personal services to shareholders in connection with their investment in the Fund. In this connection, the Distributor provided statistics prepared by an independent industry consultant showing that within the Fund's competitive universe of 734 non-proprietary equity funds, 75% of all sales went to funds with a 0.25% asset-based trail commission or Service Fee; only 2% of this market went to funds, such as the Fund, which had no trail commission or Service Fee. In addition, statistics were provided showing that 64% of equity sales went to funds with a front-end load of 5.75%, while only 2% went to funds with a load of 5%, the amount paid to invest in the Fund. The Distributor and the Board discussed adjustment of the front-end sales load and concluded that this would not be advisable given the trend away from transaction-based fees, and the possibility that commissions at the point of sale may continue to decline.

The Distributor explained in detail how it would utilize any fees under the Plan retained by it to improve its services to the brokerage community as well as to the Fund's shareholder base. These included ongoing improvements to shareholder account statements, continued enhancements and hours of service for the Fund's 800 number, and providing ongoing sales support to retail dealers.


The Board discussed at length the potential benefits that could flow from the anticipated higher level of sales and moderated redemption rates, and whether the anticipated benefits justified the increased costs to the Fund. In doing so, the Directors reviewed statistics on the Fund's expense ratios, the level to which the ratios would increase as a result of the Plan, the level to which they could possibly decline as assets increased over the base of fixed expenses, the relationship of the expense to the overall expense ratio of each Series, and, finally, how the overall expense ratio of each Series, after giving effect to the Plan, would compare to expense ratios of funds within the competitive universe of such Series. With respect to the portfolios that were currently operating with very high ratios due to their small asset base, increased growth was expected to measurably reduce these expenses. With respect to the remaining portfolios, the expenses were also expected to decline, however, less substantially. In terms of industry comparisons, the Fund's expense ratios, particularly of its established portfolios, were expected to remain competitive after installing the Plan, even prior to any impact from asset growth.


THE BOARD, AFTER CONSIDERING THE ABOVE FACTORS, AGREED THAT THERE WAS A LIKELIHOOD THAT THE PLAN WOULD BENEFIT THE FUND AND ITS SHAREHOLDERS AND AGREED TO RECOMMEND APPROVAL OF THE PLAN TO THE CLASS A SHAREHOLDERS OF THE FUND.

The Board concluded that it is likely that the Plan will benefit the Fund by enabling the Fund to maintain or increase its present asset base in the face of current industry competition. In reaching its conclusion, the Board acknowledged that brokers and financial intermediaries that sell the Fund's shares increasingly have been called upon to provide services of value to the Fund's shareholders, and that virtually all of the Fund's competitors had already implemented a plan of distribution for payment for such services. The Board noted that the Distributor was seeking implementation of the Plan primarily for the purpose of compensating the Fund's distributors for ongoing distribution and shareholder servicing efforts. It agreed that these services were valuable and necessary for Fund shareholders, and determined that unless the Fund began compensating its actual and targeted network of distributors for such efforts, the Fund would lose market share to those funds which do compensate their selling agents. The Plan also may stem redemptions and maintain an acceptable level of redemptions going forward by countering the incentives dealers may otherwise have to promote the transfer of assets from the Fund to competing funds or alternative investment vehicles that do provide them with continuing compensation. The Board concluded further that the expense of the Plan was reasonable in light of the level and quality of the services to be received by shareholders and the benefits anticipated to flow from the arrangement, such as retaining assets and increasing new sales and net assets. In particular, the Board considered that providing a more stable flow of new investment money is desirable in part to prevent the potentially adverse effects of net redemptions, as a result of which the Fund's portfolio managers may have to dispose of securities for other than investment considerations. The Board also believes that payments made pursuant to the Plan will be offset in part by economies of scale associated with the potential growth of the Fund's assets.

In performing its analysis, the Directors recognized that there could be no assurance that any of the potential benefits will be achieved if the Plan is implemented, and that dealer compensation is constantly evolving. The Board will review the Plan for continuing appropriateness in light of future changes in the industry and the needs of the Fund and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN.

RELATED MATTERS

On July 7, 1992, the Securities and Exchange Commission approved amendments to the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice, Maximum Sales Charge Rule (the "Rule"), governing sales charges that may be imposed on purchases of fund shares. The Rule subjects the payment of 12b-1 fees by mutual funds to certain limits which may vary depending on the existence of other types of sales charges. At its current sales load level, the maximum 12b-1 distribution fee that may be imposed by the Fund is 0.75% and the maximum Service Fee is 0.25%. The Rule also imposes an overall sales charge limit that takes into consideration the 12b-1 distribution fee (but excludes the Service Fee) and the Fund's front end sales charge. The distribution fee under the Plan, in combination with the sales load currently charged by the Fund, will not exceed the limits of the Rule.

VOTE REQUIRED FOR APPROVAL

Approval of the Plan requires the affirmative vote of the holders of (i) 67% or more of the Class A shares of each Series present and entitled to vote at the Meeting, provided the holders of more than 50% of the outstanding Class A shares of the Series are present or represented by proxy; or (ii) more that 50% of the outstanding Class A shares of each Series, whichever is less.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                PROPOSAL ONE, AND ANY SIGNED BUT UNMARKED PROXIES
                     WILL BE VOTED IN FAVOR OF THE PROPOSAL

                            SUPPLEMENTAL INFORMATION
                            ------------------------

INVESTMENT ADVISER; DISTRIBUTOR AND ADMINISTRATOR

The investment adviser of each Series of the Fund is GAM International Management Limited, whose address is 12 St. James's Place, London SW1A 1NX, England. Fayez Sarofim & Co. serves as co-investment adviser to GAM North America Fund and is located at Two Houston Center, Suite 2907, Houston, Texas 77010. GAM Services, Inc. serves as the Fund's Distributor and is located at 135 East 57th Street, 25th Floor, New York, New York 10022. Brown Brothers Harriman & Co. serves as the Fund's Administrator and is located at 40 Water Street, Boston, Massachusetts 02109.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the officers and Directors of the Fund as a group beneficially owned less than 1% of the outstanding Class A common stock of each Series of the Fund.(1) To the knowledge of the Fund, the following persons owned beneficially, 5% or more of the outstanding shares of the following Series:



GAM NORTH AMERICA FUND                     GAM ASIAN CAPITAL


1. Fayez Sarofim & Co. (36.8%)             1. S. M. Read (9%)
   Two Houston Center, Ste. 2907              c/o Goldman Sachs & Co.
   Houston, TX 77010                          New York, NY

2. S.W. Klein, Trustee (6%)                2. J.I. and M. Shrem (6.2%)
   c/o Rothschild Bank AG                     c/o Rothschild Bank
   Zollikerstrasse 181                        Zollikerstrasse 181
   CH-8034 Zurich Switzerland                 CH-8034 Zurich Switzerland

3. Mr. E.V. Harmsworth (6.7%)              3. Wendel & Co. (6.1%)
   c/o Global Asset Management (USA) Inc.     c/o Bank of New York
   135 E. 57th Street                         P.O. Box 1066, Wall St. Stat.
   New York, NY 10022                         New York, NY 10268

4. J.I. and M. Shrem (5.8%)                4. Gordon P. Getty Family Trust (5.9%)
   c/o Rothschild Bank                        c/o Global Asset Management (USA) Inc.
   Zollikerstrasse 181                        135 E. 57th Street
   CH-8034 Zurich Switzerland                 New York, NY 10022

5. Infid & Co. (5.3%)
   c/o Bankers Trust
   PO Box 9005
   Church Street Stat.
   New York, NY 10008


GAM EUROPE FUND                              GAMERICA CAPITAL FUND


1. Gordon P. Getty Family Trust (10.7%)      1. J.I. and M. Shrem (12.8%)
   c/o Global Asset Management (USA) Inc.       c/o Rothschild Bank
   135 E. 57th Street                           Zollikerstrasse 181
   New York, NY 10022                           CH-8034 Zurich Switzerland

2. S. M. Read (7.2%)                         2. Infid & Co. (11.8%)
   c/o Goldman Sachs & Co.                      c/o Bankers Trust Co.
   New York, NY                                 PO Box 9005, Church St. Stat.
                                                New York, NY 10008

3. Wendel & Co. (6.7%)                       3. Mr. E.V. Harmsworth (9.1%)
   c/o The Bank of New York                     c/o Global Asset Management (USA) Inc.
   P.O. Box 1066, Wall St. Stat.                135 E. 57th Street
   New York, NY 10268                           New York, NY 10022

4. Mr. E.V. Harmsworth (6.3%)                4. S.W. Klein, Trustee (5.6%)
   c/o Global Asset Management (USA) Inc.       c/o Rothschild Bank AG
   135 E. 57th Street                           Zollikerstrasse 181
   New York, NY 10022                           CH-8034 Zurich Switzerland
                                                1211 Geneve Switzerland

5. Long Island University (5.7%)             5. P. Blum (5.4%)
   c/o Global Asset Management (USA) Inc.       c/o United Overseas Bank
   135 E. 57th Street                           AUAI Des Bergues 11
   New York, NY 10022                           Case Postal 2280


GAM JAPAN FUND


1. NAV LLC (13.7%)
   650 Madison Avenue
   New York, NY 10022

2. Caxton Partners (5.2%)
   c/o Global Asset Management (USA) Inc.
   135 E. 57th Street
   New York, NY 10022

3. Commerce Bank NA (5%)
   Cust. Foundation Partners
   P.O. Box 13366
   Kansas City, MO 64199-3366


- ----------------

1 Mr. Gilbert de Botton, President and Director of the Company, may be deemed to have shared voting or investment power over shares owned by clients or custodians or nominees for clients of Global Asset Management (USA) Inc. (GAM), an affiliate of the Fund's Adviser, or by employee benefit plans for the benefit of employees of GAM or its affiliates, as a result of ownership interests in the Fund's Adviser and its affiliates of which Mr. de Botton is a potential beneficiary. Mr. de Botton disclaims beneficial ownership of such shares.

SHAREHOLDER PROPOSALS

The Fund does not ordinarily hold annual meetings of shareholders. Any shareholder desiring to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send written proposals to the Fund at GAM Funds, Inc., 135 East 57th Street, New York, NY 10022, attention, Corporate Secretary.

OTHER MATTERS

Management does not know of any matters to be presented at the Special Meeting other than those stated and described in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

If you cannot attend the Special Meeting in person, please complete and sign the enclosed proxy and return it in the envelope provided so that the meeting may be held and action taken on the matters described herein with the greatest possible number of shares participating.

                                   By Order of the Board of Directors


                                   Lisa M. Hurley
                                   Secretary


New York, New York
Dated:  August 15, 1996


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

                                    EXHIBIT A

                                 GAM FUNDS, INC.
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                 CLASS A SHARES

WHEREAS, GAM Funds, Inc. (the "Fund") is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act with respect to shares of its Class A common stock, par value $0.001 per share (the "Class A Shares"), of each series of the Fund (the "Series"), and the Board of Directors has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Series and its shareholders; and

WHEREAS, pursuant to a Distribution Agreement, the Fund employs GAM Services Inc. (the "Distributor") as distributor for the continuous offering of Class A Shares.

NOW, THEREFORE, the Fund hereby adopts a Plan of Distribution on the terms set forth below (the "Plan").

1. The Fund and each Series shall pay to the Distributor, as distributor of the Class A Shares, or any successor of the Distributor authorised to act as distributor for the Fund, compensation for distribution of the Class A Shares at the annual rate of 0.30% of the average daily value of the net assets of each Series attributable to the Class A Shares. The amount of such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors and the Distributor shall mutually agree.

2. The amount set forth in Paragraph 1 of this Plan shall be paid for the Distributor's services as distributor of the Class A Shares. Such amount may be spent by the Distributor on any activities or to pay any expenses primarily intended to result in the sale of Class A Shares, including, but not limited to, compensation to and expenses of employees of the Distributor who engage in or support distribution of the Class A Shares, including overhead and telephone expenses of such employees; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; compensation to broker/dealers who sell Class A Shares; and such other similar services that the Directors determine are reasonably calculated to result in sales of Class A Shares of the Fund; provided however, that any portion of such amount paid to the Distributor, which portion shall be equal to or less than 0.25% annually of the average daily net assets of the Fund's Class A Shares, may represent compensation for personal service to shareholders and/or maintenance of shareholder accounts (the "Service Fee"). The Distributor may negotiate with selling broker/dealers for distribution and personal services to be provided by the broker/dealer to investors and shareholders in connection with the sale and holding of Class A Shares, and all or any portion of the compensation paid to the Distributor under Paragraph 1 of this Plan may be reallocated by the Distributor to broker/dealers who sell Class A Shares in the form of distribution fees or a combination of Service Fees and distribution fees.

3. This Plan shall not take effect with respect to any Series until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class A Shares of such Series.

4. In addition to the approval required by paragraph 3 above, the Plan shall not take effect with respect to each Series until it has been approved, together with any related agreements, by votes of a majority of both (a) the Board of Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors") cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

5. This Plan shall continue in effect for one year from the date of its adoption, and thereafter the Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 4.

6. At least quarterly in each year that this Plan remains in effect, the Fund's Principal Accounting Officer or Treasurer, or such other person authorised to direct the disposition of monies paid or payable by each Fund, shall, with the assistance of the Distributor, prepare and furnish to the Board of Directors of the Fund, for their review, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made, including payment of commissions, advertising, printing, and interest expense, carrying charges and allocated overhead expenses.

7. All amounts expended under this Plan for the benefit of the Class A Shares of a specific Series as to which this Plan is effective will be charged to the Class A Shares of the Series, and any expenses pursuant to this Plan which are deemed by the Board of Directors of the Fund to benefit all such Series equally will be charged to the Class A Shares of each such Series on the basis of the net asset value of the Class A Shares of such Series in relation to the net asset value of all of the outstanding Class A Shares of the Fund.

8. This Plan may be terminated with respect to the Class A Shares of any Series at any time by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Class A shareholders of such Series.

9. This Plan may be amended at any time by the Board of Directors of the Fund, provided that any amendment to increase materially the amount to be expended by any Series of the Fund for distribution shall be effective only upon approval by shareholders of such Series of such amendment in the manner provided for initial approval in Paragraph 3 hereof, and any material amendments to the Plan shall be effective only upon approval by the Directors in the manner provided for approval on annual renewal in Paragraphs 4 and 5 hereof.

10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the then current Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund.

11. Any agreement related to this Plan shall provide (i) that such agreement may be terminated with respect to the Class A Shares of any Series at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of such Series, on not more than sixty (60) days' written notice to any other party to the agreement; and (ii) that such agreement shall terminate automatically in the event of its assignment.

12. In the event of an exchange between Series of the Fund, the Series into which the assets are transferred may adjust its remaining account balance of 12b-1 carryforwards in a manner consistent with adjustments for new sales; provided however, that the Series from which such balance is "transferred" has a sufficient remaining balance and such arrangement is otherwise conducted in accordance with Section 26(d)(2)(D) of the NASD's Rules of Fair Practice and the carryforward arrangement is implemented in accordance with this Plan.

13. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six (6) years from the date of the Plan, such agreements or such reports, as the case may be, the first two (2) years in an easily accessible place.

                                                GAM FUNDS, INC.

Dated:__________________________       By:_______________________________

                                    Title:_______________________________

                                 GAM FUNDS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of GAM Funds, Inc., a Maryland corporation (the "Company"), hereby appoints Kevin J. Blanchfield and Lisa M. Hurley and each of them, with full power of substitution and revocation, the true and lawful proxies to represent the undersigned, to vote on behalf of the undersigned all shares of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on October 1, 1996 at 10:00 A.M. and at any adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

If you expect to attend the meeting, please check box.  / /

Signature(s) should be exactly as name or names appearing on this proxy. If stock is held jointly, each holder should sign. If signing is by an officer, attorney, executor, administrator, trustee or guardian, please give full title or indicate representative capacity in which you are signing.

Dated____________________________, 1996

_______________________________________
                           Signature(s)

_______________________________________
                           Signature(s)

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ALL OTHER MATTERS (INCLUDING WITHOUT LIMITATION, ADJOURNMENTS) PROPERLY COMING BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE PROXY STATEMENT OF THE FUND, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. (This proxy may be revoked at any time before the Meeting).

PLEASE MARK BOXES IN BLUE OR BLACK INK.              [ID OF SERIES]


1.   Proposal to approve a Plan of Distribution   FOR       AGAINST      ABSTAIN
     for the Class A Shares of the Series;        / /         / /          / /


     And, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.